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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 3, 2007

                            HAMPSHIRE GROUP, LIMITED
             (Exact name of Registrant as specified in its charter)

           Delaware                      000-20201               06-0967107
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
incorporation or organization)                               Identification No.)

1924 Pearman Dairy Road Anderson, South Carolina              29625
    (Address of principal executive offices)               (Zip code)

                                 (864) 231-1200
               (Registrant's telephone number including area code)

                                 Not applicable
         (Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.     Entry into a Material Definitive Agreement.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2007, Hampshire Group, Limited (the "Company") entered into agreements (the "Employment Agreements") with each of Jonathan Norwood, the Company's Chief Financial Officer and Treasurer, and Heath L. Golden, the Company's Vice President Administration, General Counsel and Secretary, pursuant to which Messrs. Norwood and Golden will be entitled to an annual base salary, $210,000 for Mr. Norwood and $275,000 for Mr. Golden, plus an annual bonus based upon a bonus program that will be established by the Compensation Committee of the Company's Board of Directors. Upon termination of his employment by the Company other than for cause, Mr. Norwood or Mr. Golden, as the case may be, is entitled to severance equal to half of his annual base salary plus a pro-rata portion of the bonus he would have been entitled to under the applicable Employment Agreement, payable after the end of that year. Upon a termination of his employment by the Company for cause, Mr. Norwood or Mr. Golden, as the case may be, is not entitled to any severance payments. During the term of the Employment Agreements and for one year thereafter, Messrs. Norwood and Golden are prohibited from soliciting any of the Company's employees or customers. Upon a change of control of the Company and regardless of whether Messrs. Norwood and Golden continue to be employed by the Company, each of them is entitled to receive a lump-sum amount equal to two (2) times the sum of (i) his annual base salary in effect immediately prior to the change of control plus (ii) the total bonus amount paid or payable by the Company to him for services performed entirely during the year prior to the year in which the change of control occurs. If the employment of Messrs. Norwood or Golden continues after a change of control, he will not be entitled to any other severance payments and his employment will be on an "at-will" basis. The Employment Agreements include in the definition of change of control, among other things, the appointment as an executive officer of any shareholder who owns, directly or indirectly, more than five percent (5%) of the outstanding voting securities of the Company.

The Employment Agreements are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Form 8-K and are incorporated herein by reference in their entirety.

Item 9.01.     Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

          None.

(b) Pro Forma Financial Information.

          None.

(c) Shell Company Transactions.

          None.


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(d) Exhibits.

          10.1 Employment Agreement, dated as of April 3, 2007, by and between Hampshire Group, Limited and Jonathan Norwood.

          10.2 Employment Agreement, dated as of April 3, 2007, by and between Hampshire Group, Limited and Heath L. Golden.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   HAMPSHIRE GROUP, LIMITED


                                   By: /s/ Heath L. Golden
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                                      Name: Heath L. Golden
                                      Title: Vice President and General Counsel


Dated: April 5, 2007